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                                                                Exhibit 10.28

                             OEM PURCHASE AGREEMENT

     THIS INTERNATIONAL OEM AGREEMENT (the "Agreement") is made as of the 18th day of October, 1996, by and between Norris Communications Inc.
("Manufacturer"), a Delaware corporation, and SANYO Information Systems (U.K.) Ltd., a __________________ corporation ("OEM").

     The parties agree as follows:

     1. Definitions. As used herein, the following terms have the indicated meanings:

          1.1 OEM. "OEM" shall mean the party specified in the first paragraph of this agreement and all its sales and service personnel, if any.

          1.2 Products. "Products" shall mean those products sold under the "TRC" or Sanyo trademark described in Exhibit "A" hereto.

          1.3 Territory. "Territory" shall mean the geographical area in which OEM is entitled to market and sell Products, as more particularly described in Exhibit "B" hereto.

     2. Engagement.

          2.1 Appointment. Subject to Section 2.4 ("Initial Order and Minimum Quantity Requirements"), Manufacturer hereby appoints OEM to act on an exclusive basis as Manufacturer's OEM for the Products in the Territory for the term of this Agreement, and OEM hereby accepts such appointment. OEM agrees that it shall not, directly or indirectly, (i) purchase the Products from any party other than Manufacturer; or (ii) offer to sell or sell the Products outside of the Territory without the express prior written consent of Manufacturer.

          2.2 Orders. OEM shall place with Manufacturer orders for Products on Manufacturer's form of purchase order or such other form of purchase order as Manufacturer may approve. All orders are subject to acceptance by Manufacturer. Notwithstanding the provisions hereof, all orders which are not accepted by Manufacturer in writing within five (5) business days of order placement, shall be deemed accepted by Manufacturer.

          2.3 Price, Payment and Delivery. Manufacturer shall sell to OEM, and OEM shall purchase from Manufacturer, the Products under the terms and conditions set forth herein. The initial prices and schedules of discount, payment terms and shipping terms are set forth on Exhibit "C" attached hereto and are subject to change upon sixty (60) days' written notice from Manufacturer. All shipping and insurance costs shall be paid by OEM; Manufacturer may prepay shipping and insurance costs and add the cost thereof to OEM's invoice. The provisions set forth herein shall prevail over any contrary provisions or statements set forth in printed forms or otherwise of either party, including without limitation, purchase order and acceptance note issued by one party to the other hereof. For importation purposes, Manufacturer will provide the following documents:
*One original invoice and one invoice copy, 2) two copies of the packing list will be sent to Sanyo Buro Electronic Europa.
*One copy of the packing list together with the goods will go directly to Sanyo Information Systems (U.K.) Ltd.

          2.4 Initial and Minimum Order Requirements. Within thirty (30) days after the date of execution of this Agreement, OEM shall submit a written purchase order in accordance with the initial order requirements set forth on Exhibit E ("Initial Order and Minimum Order Requirements"). OEM shall also comply with the minimum quantity and annual purchase requirements set forth on Exhibit E ("Initial Order and Minimum

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Order Requirements") for the duration of this Agreement. In the event that OEM fails to purchase Product according to the stated annual minimum requirements, Manufacturer may, at its option, convert OEM's exclusive appointment to a nonexclusive appointment in the Territory; and/or terminate this Agreement pursuant to Section 7.2 ("Termination for Cause").

        3.  Duties of OEM.



                3.1 Best Efforts. OEM shall use its best reasonable efforts to promote demand for and sale of the Products within the Territory and shall maintain adequate facilities and personnel for such purpose.



                3.2 Service. OEM shall give prompt and satisfactory after-sales service for the maintenance and replacement of Products within the Territory.



                3.3 Customer Service Charges. After the expiration of any warranty by Manufacturer, OEM may charge customers for servicing or repair of Products at OEM's then current standard charge for equipment, service and repair and for Manufacturer's or Manufacturer approved parts, components, and materials at OEM's standard price markup rate for Manufacturer's Products; provided, that such rates and charges are competitive in the Territory.



                3.4 Products Inventory. OEM shall make best efforts to carry on hand at all times an inventory of Products which enables OEM to carry out its normal business activities in the Territory in accordance with the terms and conditions of this Agreement.

                3.5 Customer Relations. OEM hereby acknowledges that prompt, courteous and professional service to all customers and the fostering and maintenance of good relations with customers is of paramount importance to Manufacturer in this Agreement, and OEM hereby agrees to use best efforts to so serve customers. OEM shall call upon customers regularly, and provide assistance and information to customers as requested.

                3.6 OEM's Expertise. OEM shall take all necessary steps to insure that all of its sales and service personnel are fully familiar with the Products.

                3.7 Customer Training. Upon initial installation and from time to time as thereafter requested by customers, OEM shall provide customers with training in the proper use, care, and maintenance of Products.



                3.8 Government Approvals. Except as set forth on Exhibit "D" attached hereto and made a part hereof, OEM shall obtain and maintain at OEM's cost and expense all government licenses, permits and approvals which are necessary or advisable for the implementation of this Agreement in the Territory and shall comply with all applicable governmental laws and regulations in the Territory. Without in any way limiting the foregoing, OEM agrees to abide by the Export Control Regulations of the United States Department of Commerce and the Foreign Assets Regulations and Transaction Control Regulation of the United States Department of Treasury to the extent said regulations apply to performance by OEM under this Agreement. OEM shall also promptly report to Manufacturer full information necessary to enable Manufacture to ensure that the Products meet all statutes, rules and regulations in the Territory including but not limited to safety and labeling statutes, rules and regulations.



                3.9 Competing Lines. OEM shall not without providing prior notice to Manufacturer manufacture, sell or offer for sale, directly or indirectly, either as principal or agent, within the Territory any item not manufactured by Manufacturer which is of the same description as any Product, or which performs a similar function to any Product, or which in any way competes with any Product.

            4. Warranties.



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                4.1 OEM Warranty to Customer. In connection with the Products,
OEM shall be entitled to give to customers such warranty or warranties as OEM deems appropriate. In the event OEM makes any warranties to customers greater than or in addition to those made by Manufacturer hereunder, OEM shall be responsible for the costs incurred in providing such extended or additional warranty period.

                4.2 Manufacturer's Warranty. Without in any way limiting or expanding, and without being liable for, any warranty OEM may provide, Manufacturer warrants each Product to be free from defects in material and workmanship under normal use and service for a period equal to twenty-four (24) months from the date of shipment to OEM of each new Product, as evidenced by a bill of lading for such Product.

                        4.2.1 Limitation of Remedies. If any Product fails to conform to the warranty by Manufacturer herein, Manufacturer shall correct such defect by, in Manufacturer's discretion, providing OEM with a replacement Product or refunding the purchase price thereof. OEM shall, as part of the after-sales service provided to customers, respond to all customer calls and handle all customer service and complaints, including without limitation, any field replacement. OEM shall promptly return each defective Product properly packaged and postage or shipping costs collect to Manufacturer at its place of business. Loss or damage in shipment shall be at OEM's expense.

                        4.2.2 Disclaimer of Additional Warranties. The warranties set forth in this Section 4.2 shall be of no force and effect with respect to any Product that (i) has had the serial or lot number made indiscernible, (ii) has been repaired by anyone other than an authorized Manufacturer service representative, (iii) has been altered or subjected to misuse, negligence or accident, or (iv) has been used in any manner other than in accordance with instructions provided by Manufacturer. Notwithstanding the foregoing, Manufacturer acknowledges that OEM may utilize one or more third parties to provide technical telephone support to customers in the Territory, and the parties agree that the foregoing warranty disclaimer shall not apply to said technical support as long as such support does not involve the provision of Product repair services.


THE WARRANTIES SET FORTH IN THIS SECTION 4.2 AND THE REMEDIES THEREFOR ARE EXCLUSIVE AND IN LIEU OF ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR OTHER WARRANTY OF QUALITY WHETHER EXPRESS OR IMPLIED. MANUFACTURER SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.


        5. Proprietary Interest and Confidentiality.

                5.1 Trademarks and Trade Names. Nothing contained herein shall be construed to authorize OEM (a) to use any trademark or trade name of Manufacturer as a style or name, or as part of the style or name, of any firm, partnership, or corporation; (b) to apply the same to any goods other than the Products; or (c) at any time after the expiration or sooner termination of this Agreement, to apply the same to goods or to any other use whatsoever. OEM may, but shall not be obligated to, use its own trade name, mark or style to identify Products other than the trademark or trade name used by Manufacturer, so long as OEM shall have first submitted such name and style for Manufacturer's approval, which shall not be unreasonably withheld. Manufacturer acknowledges and accepts that the OEM trademark ("TRC" brand) is the registered trademark of Sanyo Information Systems (U.K.) Ltd., and no rights of usage hereof is given to manufacturer for any purpose other than to fulfill the manufacturer obligations under this agreement.

                5.2 Proprietary Interest. In this agreement the term "Proprietary Information" means any techniques, design, specifications, drawings, texts, procedures and other technical data relating to the Products and other technical and/or commercial information disclosed by one party to the other from time to time, conspicuously marked "Confidential" or "Propriety" in red stamp or similar manner, provided however that, Proprietary Information shall not include any information which the receiving party can show:

(i) is in or comes into the public domain otherwise than through a breach of this Agreement or the fault of the receiving party; or

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(ii)    has been lawfully received from a third party without restriction as to its use or disclosure; or

(iii) was already in its possession free of any such restriction prior to receipt from the disclosing party; or

(iv) was independently developed by the receiving party without making use of the Proprietary Information; or

(v) has been approved for release or use (in either case without restriction) by written authorization of the disclosing party.


The receiving party acknowledges and agrees that Proprietary Information constitutes trade secrets ("Trade Secrets") of the disclosing party and that all such Proprietary Information shall be and is the property of the disclosing party. The receiving party hereby waives any and all rights, title or interest in and to such Proprietary Information.


                        5.3 Confidentiality. The receiving party acknowledges and agrees that the disclosing party is entitled to prevent its competitors from obtaining and utilizing its trade secrets. The receiving party agrees to hold the disclosing party's trade secrets in strictest confidence and not to disclose them or allow them to be disclosed directly or indirectly to any other person or entity, other than to persons engaged by the receiving party for the purpose of performance hereunder without disclosing party's prior written consent. The receiving party acknowledges its fiduciary obligation to the disclosing party and the confidential nature of its relationship with the disclosing party and of any proprietary information or trade secrets which the receiving party may obtain during the term of this Agreement. The receiving party shall not, either during the term of this Agreement or at any time after expiration or sooner termination of this Agreement or during any extension hereof, disclose to anyone other than persons engaged by it for the purpose of performance hereunder any confidential or proprietary information or trade secrets of the disclosing party obtained by the receiving party. The receiving party also agrees to place any persons to whom said information is disclosed for the purpose of performance under legal obligation to treat such information as strictly confidential.



                6. Indemnification and Hold Harmless. Each party shall indemnify, defend and hold other party harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies including interests, penalties, and reasonable attorneys' fees that it shall incur or suffer which arise, result from, or relate to any breach of or failure by either party to perform any of its representations, warranties, covenants or agreements in this Agreement or which arise, result from, or relate to actions by others or for any loss occasioned thereby.


                7. Term and Termination.

                        7.1 Term. The initial term of this Agreement shall be a period of three (3) years commencing on the date set forth above, and purchase orders received by Manufacturer within said period, to be filled thereafter, are included within the term hereof.

                        7.2 Termination for Cause. Either party shall have the right to terminate this Agreement in its entirety upon the occurrence of any of the following, and the expiration of any applicable period of cure; (a) failure of the other party to make any payment when due and the expiration of ten (10) business days from receipt of notice thereof; (b) the failure of the other party to comply with any term or condition of this Agreement, and the expiration of thirty (30) days from written notice thereof, specifying the nature of such default, without cure; (c) the dissolution or liquidation of the other party; (d) the insolvency or bankruptcy of the other party; (e) the institution of any proceeding by or against the other party under the provisions of any insolvency or bankruptcy law; (f) the appointment of a receiver of any of the assets or property of the other party; (g) the issuance of an order for an execution on the property of the other party pursuant to a judgment; and (h) any attempt by OEM to assign or otherwise transfer its rights under this Agreement.

                8. Relationship of the Parties. The parties expressly intend and agree that OEM is acting as an independent contractor and not as an employee or agent of Manufacturer. OEM shall retain sole and absolute discretion, control and judgment in the manner and means of carrying out OEM's selling, marketing and service

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activities except as to the policies and procedures set forth herein. OEM has no power expressed or implied to make any promise, warranty or representation on behalf of Manufacturer or to bind Manufacturer in any manner.

        9.    General Provisions.


                9.1 Intellectual Property Rights. Manufacturer shall represent that the products do not violate any of the intellectual property rights of any other third party (or the necessary payment for patents etc. are made to the patent holder ...etc.), and shall indemnify and hold OEM harmless against any and all claims, liabilities, legal fees, all costs, etc... associated with the intellectual property rights of the products. Manufacturer shall defend or settle any suit or proceeding brought against OEM so far as such suit or proceeding is based on a claim that the products furnished hereunder or part thereof constitute an infringement of any USA or EU patent or copyright. Manufacturer shall in its sole discretion and it's own expense procure for the OEM the right to continue using the products, replace the same with non-infringing products or modify them so that they become non-infringing, or if manufacturer is unable to reasonably do any of the above manufacturer shall refund the purchase price of the products plus freight and insurance actually paid by OEM.



                9.2 Product Training. Manufacturer shall provide OEM (at Manufacturer's facility) with a reasonable amount of product training at no charge. However, OEM shall be responsible for all travel expenses including Transportation, Lodging and Meals. Training classes shall be limited to a maximum of five (5) individuals. Upon reasonable notice, Manufacturer shall also provide Product Training at OEM's facility in the U.K., at an interval of not more than once a year, free of cost to OEM.



                9.3 Causes Beyond Control. Manufacturer and OEM shall not be responsible for any loss or breach due to delay in delivery or performance hereunder caused by other parties, governmental regulations, controls or directions, outbreak of a state of emergency, acts of God or hostilities, civil commotion, riots, epidemics, perils of the sea or other natural casualties, fires, strikes, walkouts or other similar cause or causes beyond the control of the parties.


                9.4 Arbitration. Any controversy or claim arising out of this Agreement or any modification or extension hereof, including any breach, claim for damages or rescission, shall be settled by arbitration in San Diego, California if initiated by OEM or in London, United Kingdom if initiated by Manufacturer, in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators shall be final and may be entered in any court having jurisdiction thereof. All of the provisions of Section 1283.05 of the Code of Civil Procedure are hereby expressly made applicable to any such arbitration.

                9.5 Governing Law. This Agreement shall be governed as to all matters including validity, construction and performance by and under the laws of the State of California. The trade terms under this Agreement shall be governed and interpreted in accordance with the International Rules for the interpretation of Trade Terms (Inco Terms) of the International Chamber of Commerce in force on the date first set forth above.

                9.6 No Waiver. Failure by either party hereto to enforce at any time any term or condition under this Agreement shall not be a waiver of the right to act on the failure of such term or condition and shall not impair or waive that party's right thereafter to enforce each and every term and condition of this Agreement.


                9.7 Assignment. The rights conferred upon OEM hereunder are personal and may not be transferred or assigned without prior written consent of Manufacturer, and any assignment in violation of this section shall be void.


                9.8 Notice. Notice shall be given by prepaid certified or registered air mail, return receipt requested, by overnight carrier, or by telecopy (but only if confirmed by hard copy given by another method


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described herein) at the addresses set forth below, or such addresses as either party shall furnish to the other in writing in accordance with this Section.

        Manufacturer:

                Norris Communications Corporation

                12725 Stowe Drive

                Poway, California 92064


        OEM:

                Sanyo Information Systems (U.K.) Ltd.

                Sanyo House

                Otterspool Way, Watford

                Herts WD2 8JX. United Kingdom

                9.9 Modification. No modification in the terms of this Agreement shall be binding on either party unless in writing and executed by the duly authorized representatives of each party.

                9.10 Attorneys' Fees. In the event of any litigation to enforce the provisions of this Agreement, the prevailing party in such litigation shall be entitled to reasonable attorneys' fees as fixed by the arbitrator or court.

                9.11 Entire Agreement. This Agreement and the documents referenced herein constitute the entire agreement between the parties in connection with the subject matter hereof and shall supersede all prior agreements, whether oral or in writing, whether explicit or implicit, which have been entered into prior to the execution hereof.

                9.12 Separability and Survival. No provisions of this Agreement found illegal, against public policy or otherwise unenforceable shall in any way invalidate or render unenforceable any other provision or provisions of this Agreement, and each such provision hereunder shall be considered separate and severable. The provisions under 2.3, 4, 5, 6, and 9.1 shall survive the termination of this Agreement.



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Manufacturer:                           OEM:

By:  /s/ Peter Gorrie                   By:  /s/ Graham Davis
    --------------------------------        ---------------------------------
    Name:  Peter Gorrie                     Name:  Graham Davis
    Title: Chief Operating Officer          Title: General Manager

In witness of:


    /s/  Toshiyuki Todo
------------------------------------
    Name:  Toshiyuki Todo
    Title: Managing Director,
           Sanyo Buro-Electronic Europa


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